UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 24, 2021

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive

Tampa, Florida 33619

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	NYSE

Item 8.01 Other Events

On July 1, 2021, our 4.25% Convertible Senior Notes Due 2037 will become convertible by all Holders per the terms of the Indenture attached as Exhibit 4.1 to our Form 8-K filed March 3, 2017.

The Indenture provides that the Notes will become convertible during a quarter when the share price for 20 trading days during the final 30 trading days of the immediately preceding quarter was greater than 130% of the Conversion Price. Our common shares traded above this mark for the 20 trading days from May 27 to June 24, 2021. As such, the Notes will become convertible beginning July 1 through September 30, 2021.

All Holders who wish to convert their Notes into shares of HCI common stock must provide a Notice of Conversion as provided in Section 13.02(b) of the Indenture. Upon a Holder’s election to convert Notes, HCI will have the option to elect a Settlement Method – Physical Settlement, Cash Settlement or Combination Settlement. It is our intention that for all Notices of Conversion received on or before the close of business on July 16, 2021 we plan to select Physical Settlement and settle such conversions fully in HCI common stock, at the current conversion ratio of approximately 16.46 shares of HCI common stock per $1,000 principal amount of Notes.

Our corresponding press release appears as Exhibit 99.1 to this Form 8-K.

Item 9.01 Exhibits.

Exhibit 99.1   Press Release

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2021.

HCI GROUP, INC.

BY:	/s/ James Mark Harmsworth
Name: James Mark Harmsworth Title: Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.